Exhibit 99.1

Essent Group Ltd. Announces Closing of $333.8 Million Reinsurance Transaction and Related Mortgage Insurance-Linked Notes

HAMILTON, BERMUDA - June 24, 2019 - Essent Group Ltd. (NYSE: ESNT) announced today that its wholly owned subsidiary, Essent Guaranty, Inc., has obtained $333.8 million of fully collateralized excess of loss reinsurance coverage on mortgage insurance policies written by Essent in 2015 and 2016 from Radnor Re 2019-2 Ltd., a newly formed Bermuda special purpose insurer. Radnor Re 2019-2 Ltd. is not a subsidiary or an affiliate of Essent Group Ltd.
Radnor Re 2019-2 Ltd. has funded its reinsurance obligations through the issuance of three classes of mortgage insurance-linked notes, with 10-year legal maturities, to eligible third party capital markets investors in an unregistered private offering.
The mortgage insurance-linked notes issued by Radnor Re 2019-2 Ltd. consist of the following three classes:

•	$125,734,000 Class M-1A Notes with an initial interest rate of one-month LIBOR plus 120 basis points;

•	$186,432,000 Class M-1B Notes with an initial interest rate of one-month LIBOR plus 175 basis points; and

•	$21,678,000 Class B-1 Notes with an initial interest rate of one-month LIBOR plus 270 basis points.
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the aforementioned securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.
Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 19, 2019. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.